NEUBERGER BERMAN INCOME FUNDS
                             SUB-ADVISORY AGREEMENT

                                   SCHEDULE A

                     SERIES OF NEUBERGER BERMAN INCOME FUNDS


Lehman Brothers Core Bond Fund

Lehman Brothers National Municipal Money Fund

Lehman Brothers New York Municipal Money Fund

Lehman Brothers Tax-Free Money Fund



Date: February 28, 2007

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                          NEUBERGER BERMAN INCOME FUNDS
                             SUB-ADVISORY AGREEMENT

                                   SCHEDULE B

                              RATE OF COMPENSATION

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FUND                                               RATE OF COMPENSATION BASED
                                                   ON EACH FUND'S AVERAGE DAILY
                                                   NET ASSETS

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Lehman Brothers Core Bond Fund                     0.15%

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Lehman Brothers National Municipal Money Fund      0.03%

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Lehman Brothers New York Municipal Money Fund      0.03%

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Lehman Brothers Tax-Free Money Fund                0.03%

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Date: February 28, 2007